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                             ASSOCIATED BANC-CORP
                                  EXHIBIT (23)
                        Consent of Independent Auditors


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Associated Banc-Corp:

                   Re: Registration Statement on Form S-8

                     - #2-99096       - #33-16952

                     - #33-24822      - #33-35560

                     - #33-67436      - #33-86790

                     - #33-63545      - #33-54658

                     - #2-77435

                   Re: Registration Statement on Form S-3

                     - #2-98922       - #33-67434

                     - #33-28081      - #33-63557

We consent to incorporation by reference in the subject Registration Statements on Form S-8 and S-3 of Associated Banc-Corp of our report dated January 17, 1996, relating to the consolidated statements of financial condition of Associated Banc-Corp and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Associated Banc-Corp.



/s/ KPMG PEAT MARWICK LLP
-------------------------
Chicago, Illinois
March 22, 1996